Exhibit 10.4

AMENDMENT TO

CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (this “Amendment”), dated as of September 29, 2021 (the “Effective Date”), is made between MiNK Therapeutics, Inc., a Delaware corporation (f/k/a AgenTus Therapeutics, Inc.; the “Company”) and Agenus Inc., a Delaware corporation (the “Holder”; together with the Company, the “Parties”).

WHEREAS, on February 11, 2021, the Company issued to the Holder a convertible promissory note (the “Existing Note” and, as amended by this Amendment, the “Note”); and

WHEREAS, the Parties desire to amend the terms of the Existing Note to modify the terms governing the conversion of the Note.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Amendment to Existing Note.

(a) The definition of “Qualified Financing” set forth in Section 3.1 of the Existing Note is hereby amended and restated in its entirety as follows:

“Qualified Financing” means the first bona fide sale (or series of related sales) by the Company of its Equity Securities after the date of the Purchase Agreement.”

(b) Section 3.2 of the Existing Note is hereby amended and restated in its entirety as follows:

“Financing Payment/Conversion. If, prior to repayment of the Note, the Company closes a Qualified Financing, the entire Amount Due shall be converted automatically, upon closing of such Qualified Financing, into shares of the Equity Securities. The number of shares of Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the Amount Due on the date of conversion by (ii) eighty percent (80%) of the per share price of the Common Stock sold in the Qualified Financing. The Holder hereby agrees, as a condition to such conversion, to execute and become party to all agreements that the Company reasonably requests in connection with the Qualified Financing.”

2. Effect of Amendment. From and after the Effective Date, all references to the Existing Note set forth therein or in any other agreement or instrument shall, unless otherwise specifically provided, be references to the Note as amended by this Amendment and as it may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Note except as expressly set forth herein. Nothing herein shall be deemed to entitle the Company or the Holder to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Note in similar or different circumstances.

3. Governing Law. This Amendment and the obligations of the Parties hereunder shall be governed by and interpreted and determined in accordance with, the laws of the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts (excluding the laws and rules of law applicable to conflicts or choice of law)

4. Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of this Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to Convertible Promissory Note to be executed by their duly authorized officers as of the date first above written.

MINK THERAPEUTICS, INC.

By:	/s/ Jennifer S. Buell, Ph.D.
Name:	Jennifer S. Buell, Ph.D.
Title:	Chief Executive Officer

AGENUS INC.

By:	/s/ Garo H. Armen, Ph.D.
Name:	Garo H. Armen, Ph.D.
Title:	Chief Executive Officer